UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2024, Phunware, Inc. (the "Company") notified The Nasdaq Stock Market LLC ("Nasdaq") that, as a result of the resignation of Stephen Chen from the Company’s audit committee in connection with his employment as interim Chief Executive Officer as described below, the Company is not in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605.

Pursuant to Nasdaq Listing Rule 5605(c)(2)(A), a listed company must have an audit committee of at least three members, each of whom must be an Independent Director as defined under Nasdaq Listing Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act). With Mr. Chen’s resignation, the Company’s Audit Committee is currently comprised of only two members, Elliot Han and Rahul Mewawalla, each of whom meets the independent requirements set forth in Nasdaq Rule 5605 (a)(2) and Rule 10-A3(b)(1) of the Exchange Act.

The Company is in the process of reviewing and evaluating potential options to regain compliance with Nasdaq audit committee requirements as set forth in Nasdaq Listing Rule 5605 within the cure period provided by Nasdaq. However, there can be no assurance the Company will regain compliance with Nasdaq Listing Rule 5605 or maintain compliance with other Nasdaq Listing Rules.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Snavely Resignation and Separation Agreement

On October 22, 2024, Michael Snavely tendered his resignation as Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Snavely’s resignation from the Board is not due to any disagreement with respect to any matter relating to the Company’s operations, policies or practices.

Effective October 22, 2024, the Company entered into a Confidential Separation and General Release Agreement (the "Separation Agreement") with Michael Snavely, the Company’s former Chief Executive Officer and director. The Separation Agreement provides that Mr. Snavely’s employment with the Company terminated effective October 22, 2024 (the "Separation Date"). The Separation Agreement provides for a general release of claims by Mr. Snavely. Pursuant to the Separation Agreement, Mr. Snavely will receive an amount equal to $262,500 which represents nine (9) months of earnings and continued coverage under the Company’s group health plan, including reimbursement for premiums for such coverage, through July 31, 2025.

Stephen Chen Employment Agreement

Effective October 22, 2024, the Board appointed its Chairperson and Class I director, Stephen Chen, as Interim Chief Executive Officer of the Company.

Mr. Chen, age 41, was elected to serve as a non-employee Class I director in November 2022. Prior to his appointment as Interim Chief Executive Officer of the Company, Mr. Chen also served as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Since July 2016, Mr. Chen has served as chief financial officer of Kent Moore Capital, an investment and advisory firm focused on specialty finance, where he also currently sits on the board of directors. Also, since 2016, he has served as chief financial officer of BioIntegrate, a regenerative medicine company. Mr. Chen has been involved in blockchain related projects since 2018, and, in 2021, he co-founded IHBit Global, a diversified blockchain holding company with assets including a crypto exchange, token project, electronic sports team and basketball team. From 2012 to 2016, Mr. Chen was a director for Hudson International, a global private investment firm. From 2008 to 2012, he led the emerging markets investment banking team at Oppenheimer Investments North America. Prior to joining Oppenheimer, Mr. Chen was a Vice President at J.P. Morgan. Mr. Chen has a B.S. degree from Brown University.

In connection with his appointment as Interim Chief Executive Officer, the Company entered into a Confidential Executive Employment Agreement (the "Employment Agreement") with Mr. Chen to serve as Interim Chief Executive Officer of the Company effective October 22, 2024. The Employment Agreement has an indefinite term, subject to termination by either party. The Company or Mr. Chen may terminate the Employment Agreement at any time with or without cause, provided that Mr. Chen shall provide at least thirty (30) days’ written notice to the Company if without good reason. The Employment Agreement includes non-competition and non-solicitation covenants applicable during and for the 24-month period following Mr. Chen’s employment.

The Employment Agreement provides for an annual base salary of $325,000 and a target annual bonus to be between 50% and 200% of the base salary, with the actual award value to be determined by the Company or the Board in its sole discretion based on factors including the strength of Mr. Chen’s performance and the performance of the Company. Furthermore, within ninety (90) days following the effective date of the Employment Agreement, the Company will provide Mr. Chen a grant of options (the "Option Grant") to purchase shares of the Company’s common stock, which Option Grant will have the number of options, exercise prices, dates and vesting schedules based on specified performance thresholds as determined by the Board and its Compensation Committee. The Option Grant will be made under the Company’s Equity Incentive Plan.

Also, while Mr. Chen will continue to serve as member of the Board of Directors, effective October 22, 2024, Mr. Chen resigned as Chairperson of the Board and as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The foregoing is only a summary of the material terms of the Separation Agreement and the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Separation Agreement and the Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on October 24, 2024 announcing Mr. Snavely’s resignation and the appointment of Mr. Chen as Interim Chief Executive Officer is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Confidential Separation and General Release Agreement by and between Phunware, Inc. and Michael Snavely dated October 22, 2024
10.2	Confidential Employment Agreement by and between Phunware, Inc. and Stephen Chen dated October 22, 2024
99.1*	Press Release dated October 24, 2024 titled "Phunware CEO Transition"
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	October 24, 2024	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer